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                                                                     EXHIBIT 3.9

                                                    ENDORSED - FILED
                                         In the office of the Secretary of State
                                               of the State of California

                                                       DEC - 7 1999

                                              BILL JONES, Secretary of State

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                                 AAC CORPORATION

                  Ricardo G. Brutocao and David M. Cunningham, Jr. hereby certify that:

                  1. They are the President and Secretary, respectively, of AAC Corporation, a California corporation.

                  2. Article FIRST of the Articles of Incorporation of the Corporation is amended to read as follows:

                  FIRST: The name of the corporation is Centergistic Solutions, Inc.

                  3. The foregoing Amendment of the Articles of Incorporation has been duly approved by the Board of Directors.

                  4. The foregoing Amendment of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the Corporation is 1,178,040. The number of shares voting in favor of the Amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

                  We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

Date: DECEMBER 1, 1999                     /s/ Ricardo G. Brutocao
                                           ----------------------------------
                                           Ricardo G. Brutocao, President

                                           /s/ David M. Cunningham
                                           -----------------------------------
                                           David M. Cunningham, Jr., Secretary

                                                                          [SEAL]